UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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AstroNova, Inc.

(Name of Registrant as Specified in Its Charter)

Samir Patel

Askeladden Capital Management LLC

Jeff Sands

Shawn Kravetz

Ryan Oviatt

Boyd Roberts

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Samir Patel and Askeladden Capital Management LLC Issue Investor Presentation Highlighting Why Board Change is Needed at AstroNova

June 11, 2025 – We are today releasing an investor presentation, “Building a Better AstroNova,” detailing the case for change at AstroNova, Inc. As the presentation spells out, we believe that AstroNova is suffering from a comprehensive failure of governance by incumbent directors, which has led to severe and persistent shareholder value. To address these challenges and “Build a Better AstroNova,” we urge shareholders to support our five, highly qualified candidates (Jeff Sands, Shawn Kravetz, Ryan Oviatt, Boyd Roberts and Samir Patel) for election to the board of directors at the AstroNova annual meeting on July 9th.

For these nominees’ biographies and other important information, please see our proxy statement, which is available at https://www.sec.gov/Archives/edgar/data/8146/000121465925008382/j527250dfrn14a.htm.

A copy of the investor presentation shown below is also available at https://www.askeladdencapital.com/astronova/.

Samir Patel, Askeladden Capital Management LLC, Jeff Sands, Shawn Kravetz, Ryan Oviatt and Boyd Roberts (collectively the "Participants") filed a definitive proxy statement and accompanying proxy card with the SEC on May 20, 2025, as amended on May 21, 2025, to be used in soliciting proxies in connection with the 2025 annual meeting of shareholders (the "Annual Meeting") of AstroNova, Inc. (the "Company"). All shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies, each in connection with the Annual Meeting, by the Participants, as they contain important information, including additional information related to the Participants, including a description of their direct or indirect interests by security holdings or otherwise. The Proxy Statement and an accompanying GOLD proxy card will be furnished to some or all of the Company's stockholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov, or by contacting Samir Patel at 1452 Hughes Road, Suite 200 #582, Grapevine, TX, 76051.

CONFIDENTIAL | DRAFT © Copyright 2025 BUILDING A BETTER ASTRONOVA (ALOT) A PRESENTATION BY THE ASKELADDEN SLATE Samir Patel, Founder / Portfolio Manager, Askeladden Capital Shawn Kravetz | Jeff Sands Ryan Oviatt | Boyd Roberts June 2025

Presenters 2 (in addition to Samir Patel) Boyd Roberts, VP Corporate Development – FranklinCovey Ryan Oviatt – VP of Strategy & Integration, CECO Jeff Sands – Founding Partner, Dorset Partners LLC Shawn Kravetz – President, Esplanade Capital

Agenda

Section 1: The Case for Change

- 1.1: Overview of AstroNova / Askeladden
- 1.2: Extreme Shareholder Value Destruction
- 1.3: Broken Promises, Failed Execution
- 1.4: Broken Go-To-Market Strategy in Product ID
- 1.5: Historical Reliance on Memjet
- 1.6: Disastrous Acquisition of MTEX
- 1.7: Governance Failures

Section 2: Building a Better AstroNova

- Askeladden Nominees & Skills Matrix
- Governance Philosophy & Committee Memberships
- Detailed Plan: First 60 and Next 100 Days
- Strategic Alternatives Review
- Incumbents vs. Askeladden: How We'll Fix What's Broken

Q&A

- The More Challenging, The Better!

3

CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1: THE CASE FOR CHANGE Great business. Flawed strategy. Absent execution. Shareholder value destruction. Comprehensive failure of governance.

CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1.1: Overview of AstroNova and Askeladden Company ignores largest investor, who has been a significant owner for 5 years.

BUSINESS MODEL

AstroNova: Two Unrelated but High-Quality Segments

Both of AstroNova's segments have an enviable installed base driving substantial recurring revenues. Despite these predictable and protected revenue streams, the company has recently experienced declining organic revenues, decreasing profits, and severe shareholder value destruction.

Aerospace (Previously Test and Measurement)

- FY24: ~$49M segment revenue, ~$11M segment EBIT.
- Dominant market share in flight deck ("ACARS") printers – AstroNova products are SFE ("supplier furnished equipment") on the Airbus a320neo, and BFE ("buyer furnished equipment") on the Boeing 737 MAX, with most MAX customers taking these products.
- Flight deck printers reduce burden on air traffic control, save time for pilots, and serve as a valuable redundancy feature. We believe they are in some cases required by regulations, but highly valued by customers regardless.



Installed Base: 30,000+ Printers
Recurring Revenue 49%
FY25
Other 4%
Portable Data Acquisition System 5%
Thermal Paper 9%
Repairs 15%
Parts 21%
Flight Deck Printers/Networking Systems 46%

Product Identification

- FY24: ~$102M segment revenue, ~$9M segment EBIT.
- Produces low to medium volume label printers, as well as overprinters that print on other media such as corrugate (cardboard), wood, flexible packaging, etc. AstroNova manufactures labels but sources ink from third-parties.
- Started at lower end of market (Kiaro!, etc) and expanded upward through acquisitions of TrojanLabel, AstroMachine, and MTEX – product portfolio now spans low-volume, <$5,000 machines to high-volume, $300,000+ machines.



Installed Base: 10,000+ Printers
Recurring Revenue 82%
FY25
Hardware 18%
Parts, Service & Other 7%
Toner & Thermal Transfer 7%
Printheads 8%
Inks 30%
Media 30%

6

BACKGROUND

Askeladden Capital – Founded 2016

- Concentrated, long-only, value-oriented, >$80M AUM. Closed to new capital at ~$50M of commitments to remain a micro-cap specialist. Clients range from individual investors to $1B+ charitable organizations funding education and medical research.

- Have been the largest outside / non-founder shareholder of several small and micro-caps, including Fitlife Brands (FTLF), Profire Energy (PFIE), and of course, AstroNova (ALOT)

- Deep fundamental-research based approach; increasingly incorporating emerging AI tools as a force multiplier to cover more ground and extract critical insights from high-quality data sources such as corporate filings and primary research transcripts

- Constructive long-term shareholder whose research-driven insights and feedback are appreciated by management – Mr. Oviatt and Mr. Roberts joined slate due to nearly decade-long relationship with Askeladden / Mr. Patel at their public companies

Askeladden Capital is not a serial activist. We seek to invest in companies with strong business models when they trade at attractive valuations. We seek to partner for the long-term with proven value-creating CEOs such as Dayton Judd (Fitlife), Farouq Tuweiq (Bel Fuse), Paul Walker (Franklin Covey), Ryan Oviatt (Profire Energy), and John Suzuki (BK Technologies), from whom we have learned much about what drives success. Our activism at AstroNova is an effort of last resort since the company has refused to address concerns we and many other shareholders have repeatedly expressed over multiple years.

Example Investments

FITLIFE BRANDS

BK TECHNOLOGIES

75 bel
POWER | PROTECT | CONNECT

PROFIRE ENERGY INC

FranklinCovey

7

BACKGROUND

Timeline of Askeladden Involvement (2016 – 2024)

Askeladden Capital Management has researched AstroNova since 2016, been a large shareholder since 2020, and has actively engaged with AstroNova about concerns since 2023.

2016 - 2017

Askeladden Founded, AstroNova Position Initiated

Askeladden Capital commenced operations; Mr. Patel began researching AstroNova and subsequently made an investment.

June 2020

Askeladden Becomes 5% Owner

Askeladden, and affiliates filed a Schedule 13G disclosing beneficial ownership of 5.52% of AstroNova's shares, maintaining 5%+ ownership since.

2020 - 2024

Regular Communication with Management

Participated in 13+ private calls or meetings with CEO or CFO, in addition to emails and regularly asking questions on public quarterly earnings calls.

September 2023

Concerns First Raised

Mr. Patel emails CEO and CFO expressing frustrations over ink quality issues, elevated inventory balances, poor results in the Product ID segment, and a stagnant share price; issues subsequently discussed by phone.

2024

Further Concerns Expressed; Board Email Unanswered

Mr. Patel continues to express concerns, including alarm about the poor performance of MTEX, bloated inventory balances, and opaque investor communications. In October, Mr. Patel emails Mr. Michas with no response.

8

BACKGROUND

Timeline of Askeladden Involvement (2024 – 2025)

Askeladden repeatedly expressed grave concerns to AstroNova in 2024 and early 2025, but the Board did little to alleviate these concerns – and eventually stopped responding entirely.

November 2024

"Patience Exhausted"

At an in-person meeting at the Southwest IDEAS Conference, Mr. Patel explains to Greg Woods that *"our patience is exhausted"* and Askeladden will take action if results do not improve.

December 2024

MTEX Still Losing Money

Despite promises of a "strong backlog" the prior quarter, MTEX still has low revenues and operating losses. Mr. Woods publicly and privately assures investors of near-term improvements, but does not articulate a specific improvement plan.

February – March 2025

Attempted Engagement

Mr. Patel requests Board call in February 2025. After a delay, Mr. Woods replies that a call will not occur until April– well after the nomination deadline and the March update promised in December. Mr. Patel sends Mr. Woods multiple emails stating that this is unacceptable.

March 2025

AstroNova Refuses to Engage with Askeladden

Mr. Patel has call with Mr. Warzala wherein Mr. Warzala refuses to take accountability for MTEX or Memjet issues. Mr. Patel informs Board he will initiate a proxy contest unless they work with him to implement governance improvements and add 1-2 mutually agreeable directors. **Company never responds to these emails.**

March – May 2025

Askeladden Initiates Proxy Contest

Mr. Patel delivers nomination packet and encounters Mr. DeByle at HQ. He invites Mr. DeByle to sit down for a friendly coffee. Mr. DeByle declines. AstroNova executives / Board make no attempt in April or May to engage with Askeladden.

We did everything we could to work behind the scenes. They left us no choice.

9

BACKGROUND

Askeladden’s Primary Research

- We believe it is the fiduciary duty of any Board to thoroughly understand the business which they oversee. Objective governance and independent oversight requires directly sourcing key insights that are not filtered through the biases of the CEO.
- Since March, we have interviewed 21 relevant experts (a few multiple times):
  - 8 AstroNova employees – ranging from front-line quality and sales managers to high-level leaders in charge of geographies or functional areas – and one customer
  - 3 people directly involved in MTEX (incl. sales leader who directly reported to CEO Eloi Ferreira, and private equity firm that evaluated purchasing MTEX)
  - 6 representatives of suppliers or direct competitors – managers at Epson / OKI, C-level exec and other leader at Afinia, Senior Vice President at Memjet who managed the AstroNova relationship and is intimately familiar with AstroNova, Astro Machine, MTEX, CEO Greg Woods, and CTO Mike Natalizia
  - 3 key leaders at industrial printing peers Domino and Markem-Imaje
- Any one individual can have incomplete information or biases, but we saw many patterns emerge, with most points substantiated across multiple interviews. Despite the limitations of being outside the company (i.e. not having access to customer lists), we continue to work to identify additional relevant experts.



AstroNova: OKI OEM Partnerships & Channel Strategy
Former Managing Director at Oki Europe
AstroNova: Trojan Label Customer's Perspective
Trojan label customer - Current CEO of an essential oils online retailer
AstroNova: MTEX Post Acquisition Challenges
Former Sales Director at MTEX
AstroNova: Product ID Go-to-Market Challenges
Former Sales Manager at AstroNova
AstroNova: Domino & Product Identification Landscape
Former Director at Domino Printing

Shown above and at right are some of the interviews we conducted… but there are many more!



Expert Insight Competitor 15 May 25
Former SVP at Memjet Believes AstroNova Needs Clear Marketing Strategy for Growth and Profitability
ALOT AstroNova Inc
Expert Insight Former 2pgs 07 May 25
Former Director at AstroNova Believes Competitors' Faster Solutions Pose Challenges and Emphasizes Need for...
ALOT AstroNova Inc
Expert Insight Competitor 07 May 25
Director at Domino Printing Sciences Sees Late-Stage Customization and Machine-Readable Codes as Key Trend...
ALOT AstroNova Inc
Expert Insight Former 06 May 25
Former Quality Manager at AstroNova Believes Aggressive Change and Leadership Are Key for Competitive Edge
ALOT AstroNova Inc
Expert Insight Competitor 05 May 25
Former Manager at Epson America Thinks AstroNova Must Embrace Advanced Technology to Compete With Chinese...
ALOT AstroNova Inc

We believe we’ve conducted far more due diligence on MTEX alone in the past few months than AstroNova’s Board did before acquiring. We think after this presentation, you’ll agree.

10

CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1.2: Extreme Shareholder Value Destruction Whether on the Board for 3, 7, 11, or 14 years, every incumbent who joined prior to 2025 has overseen extreme shareholder value destruction.

Benchmarking AstroNova's Performance Against Peers • AstroNova is composed of two unrelated divisions and lacks direct publicly - traded competitors, making exact peer group identification challenging. For example, in AstroNova’s Product Identification segment, competitors include relatively small divisions of giant corporations like Canon and Epson, as well as private companies such as Afinia. • iShares Micro - Cap ETF and iShares Small - Cap ETF selected to represent a broad swath of AstroNova’s small and micro - cap peers. • iShares US Aerospace & Defense ETF selected to represent aerospace sector. • Brady Corporation (BRC) and Zebra Technologies (ZBRA), established U.S. industrial and label printing solution providers, selected to represent product identification sector. (Numerous AstroNova employees, including CTO Mike Natalizia and new sales leader Jorik Ittman, have worked at either Brady or Zebra.) Selected Benchmarks for Total Return Comparison 12 BENCHMARKING While no individual comparison is perfect, collectively, the peer comparison demonstrates that companies of similar size, producing similar products, or serving similar end markets, have delivered substantially greater TSR over the tenure of all directors serving prior to 2025.

BENCHMARKING

Extreme Shareholder Value Destruction During Tenure Of All Incumbents

	Total Return Since Mitchell Quain joins Board (August 24, 2011 - Almost 14 Years)	Total Return since Greg Woods Named CEO (February 1, 2014 - 11 Years)	Total Return since Richard Warzala Joins Board (December 6, 2017 - 7+ Years)	Total Return since Yvonne Schlaeppi Joins Board (April 3, 2018 - 7 Years)	Total Return since Alexis Michas Joins Board (June 17, 2022 - 3 years)	Total Return Since AstroNova Acquires MTEX (May 9, 2024)
AstroNova (ALOT)	40.1%	-28.3%	-37.0%	-43.5%	-24.1%	-51.1%
iShares Micro-Cap ETF (IWC)	228.8%	81.6%	37.8%	35.8%	18.2%	1.8%
iShares Small-Cap ETF (IWM)	264.2%	115.3%	52.5%	51.6%	31.0%	2.3%
iShares US Aerospace & Defense ETF (ITA)	629.0%	266.4%	101.7%	86.4%	86.5%	27.1%
Brady Corporation (BRC)	291.5%	254.6%	125.1%	132.7%	82.8%	26.1%
Zebra Technologies (ZBRA)	772.6%	442.8%	183.3%	113.4%	3.4%	-5.7%
Peer Median Performance	291.5%	254.6%	101.7%	86.4%	31.0%	2.3%
ALOT Underperformance vs. Peer Median	-251.4%	-282.9%	-138.7%	-129.9%	-55.1%	-53.3%
ALOT Underperformance vs. Lowest-Performing Peer	-188.7%	-109.9%	-74.8%	-79.3%	-27.6%	-45.3%

As of the record date for the annual meeting (May 15, 2025), AstroNova shares had dramatically underperformed all benchmarks during the tenure of ALL incumbent directors serving prior to 2025, with ~50% of shareholder value destroyed in the year following the disastrous MTEX acquisition in May 2024.

13

In the almost 14 years since Mr. Quain joined the Board, AstroNova’s TSR has lagged its peer median by 251% and its lowest - perfo rming peer by 188%. TSR During Board Tenure of Mitch Quain (August 24, 2011 – Almost 14 Years) 14 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

In the almost 14 years since Mr. Quain joined the Board, AstroNova’s TSR has lagged its peer median by 251% and its lowest - perfo rming peer by 188%. TSR During Board Tenure of Mitch Quain (August 24, 2011 – Almost 14 Years) 15 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD DATE)

TSR During CEO Tenure of Greg Woods (February 1, 2014 – 11+ Years)



VAL
AstroNova Inc (ALOT) Total Return -28.28%
iShares Micro-Cap ETF (IWC) Total Return 81.63%
iShares Russell 2000 ETF (IWM) Total Return 115.3%
120.0%
115.3%
81.63%
60.00%
0.00%
-28.28%
-60.00%
2016
2018
2020
2022
2024

In the 11+ years since Mr. Woods became CEO, AstroNova has a TSR of NEGATIVE 28%, has lagged its peer median by 283%, and its lowest-performing peer by 110%.

16

TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD DATE)

TSR During CEO Tenure of Greg Woods (February 1, 2014 – 11+ Years)


VAL
AstroNova Inc (ALOT) Total Return -28.28%
Brady Corp (BRC) Total Return 254.6%
Zebra Technologies Corp (ZBRA) Total Return 442.8%
iShares US Aerospace & Defense ETF (ITA) Total Return 266.4%
800.0%
442.8%
266.4%
254.6%
0.00%
-28.28%
-400.0%
2016
2018
2020
2022
2024

In the 11+ years since Mr. Woods became CEO, AstroNova has a TSR of NEGATIVE 28%, has lagged its peer median by 283%, and its lowest-performing peer by 110%.

17

TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD DATE)

TSR During Board Tenure of Richard Warzala (December 6, 2017 – 7+ Years)



52.53%
37.82%
0.00%
-37.03%
-50.00%
-100.0%
VAL
AstroNova Inc (ALOT) Total Return -37.03%
iShares Micro-Cap ETF (IWC) Total Return 37.82%
iShares Russell 2000 ETF (IWM) Total Return 52.53%
2018
2019
2020
2021
2022
2023
2024
2025

In the 7+ years since Mr. Warzala joined the Board, AstroNova has a TSR of NEGATIVE 37%, has lagged peer median by 139%, and lowest-performing peer by 75%.

18

TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD DATE)

TSR During Board Tenure of Richard Warzala (December 6, 2017 – 7+ Years)


VAL
AstroNova Inc (ALOT) Total Return -37.03%
Brady Corp (BRC) Total Return 125.1%
Zebra Technologies Corp (ZBRA) Total Return 183.3%
iShares US Aerospace & Defense ETF (ITA) Total Return 101.7%
400.0%
200.0%
183.3%
125.1%
101.7%
0.00%
-37.03%
-200.0%
2018
2019
2020
2021
2022
2023
2024
2025

In the 7+ years since Mr. Warzala joined the Board, AstroNova has a TSR of NEGATIVE 37%, has lagged peer median by 139%, and lowest-performing peer by 75%.

19

In the 7 years since Ms. Schlaeppi joined the Board, AstroNova has a TSR of NEGATIVE 43%, has lagged peer median by 130%, and lo west - performing peer by 79%. TSR During Board Tenure of Yvonne Schlaeppi (April 3, 2018 – 7 Years) 20 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

In the 7 years since Ms. Schlaeppi joined the Board, AstroNova has a TSR of NEGATIVE 43%, has lagged peer median by 130%, and lo west - performing peer by 79%. TSR During Board Tenure of Yvonne Schlaeppi (April 3, 2018 – 7 Years) 21 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

In the 3 years since Mr. Michas joined the Board, AstroNova has a TSR of NEGATIVE 24%, has lagged peer median by 55%, and low est - performing peer by 27%. TSR During Board Tenure of Alexis Michas (June 2022 – 3 Years) 22 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

In the 3 years since Mr. Michas joined the Board, AstroNova has a TSR of NEGATIVE 24%, has lagged peer median by 55%, and low est - performing peer by 27%. TSR During Board Tenure of Alexis Michas (June 2022 – 3 Years) 23 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

AstroNova TSR has dramatically underperformed all selected benchmarks over the past 1 year. TSR: 1 - Year Comparisons 24 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

AstroNova TSR has significantly underperformed all selected benchmarks over the past 3 years. TSR: 3 - Year Comparisons 25 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

While AstroNova has underperformed the median benchmark to a lesser degree over 5 years, this is due primarily to the skewed starting point (May 2020) – ALOT shares plummeted during the early days of COVID, when air travel was essentially halted. On a longer - term basis (next slide), A LOT has underperformed all peers. TSR: 5 - Year Comparisons 26 TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD D ATE)

TSR BENCHMARKING (THROUGH MAY 15, 2025 – ANNUAL MEETING RECORD DATE)

TSR: 10-Year Comparisons

	VAL
AstroNova Inc (ALOT) Total Return	-31.93%
iShares Micro-Cap ETF (IWC) Total Return	69.88%
iShares Russell 2000 ETF (IWM) Total Return	92.21%



120.0%
92.21%
69.88%
60.00%
0.00%
-31.93%
-60.00%
2016
2018
2020
2022
2024

	VAL
AstroNova Inc (ALOT) Total Return	-31.93%
Brady Corp (BRC) Total Return	252.3%
Zebra Technologies Corp (ZBRA) Total Return	172.5%
iShares US Aerospace & Defense ETF (ITA) Total Return	206.6%



400.0%
252.3%
206.6%
172.5%
0.00%
-31.93%
-200.0%
2016
2018
2020
2022
2024

AstroNova has dramatically underperformed even its worst-performing peer over the past 10 years. As previously shown for each director, periods of 7 years, 11 years, and almost 14 years also show dramatic underperformance.

27

CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1.3: Broken Promises, Failed Execution ~45% EBITDA Shortfalls Relative to Original FY25/FY26 Guidance Bloated Inventory Balances Ink Quality Issues Four Consecutive Quarters of “Delays” One CEO. Dozens of broken promises. Zero accountability. Acquisitions: Where Did The Money Go?

OPERATIONS

FY25 EBITDA: ~45% Shortfall!



AstroNova - Adj. EBITDA 2024 - 2025
$25.0MM
$20.0MM
$15.0MM
$10.0MM
$5.0MM
$0.0MM
$17.6MM
$21.0MM
$1.4MM
$22.4MM
$10.0MM
$12.3MM
FY24 - Actual
FY25 - Original Guide
MTEX Contribution (Askeladden Estimate)*
FY25 Guide - Pro Forma for MTEX
~45% Shortfall?!
FY25 Actual

FY24: $17.6M Adj EBITDA (excl. retrofit / restructuring, burdened by ink-quality issues)

Original FY25 guidance: $21.0M

MTEX: should have added $1 - $2M

FY 25 guidance pro forma for MTEX: ~$22.4M

FY25 actual results: $12.3M (?!)

*AstroNova did not provide profitability guidance, but they guided to $8 - $10 million in revenue and repeatedly referenced MTEX's low costs and "handsome" margins, so here we use an estimate of 15% EBITDA margins, slightly above the company's 13.5% midpoint guidance. A different assumption would not materially impact the analysis: MTEX was expected to contribute profits, so FY25 results should have been above original guide.

29

OPERATIONS

FY26 EBITDA: Also ~45% Shortfall, 17% Below FY24!


AstroNova - FY26 Guide Today vs. End Of FY24
$30.0MM
$20.0MM
$10.0MM
$0.0MM
$17.6MM
$23.7MM
$2.0MM
$25.7MM
$11.1MM
$14.6MM
FY24 - Actual
FY26 - Guidance Given At FY24 Year-End
MTEX Contribution (Askeladden Estimate)*
FY26 Guidance - Pro Forma for MTEX
~45% Shortfall (?!)
FY26 - Current Guidance

- FY24 Year-End: "100 bps annual improvement" upon FY25's 13.5% EBITDA margins
- Implies ~$23.7M in FY26 EBITDA
- MTEX acquisition should add higher revenues in full year with "significant growth" and "handsome margins"
- FY26 guidance today is merely $14.6M - 45% shortfall from year-end FY24 communication, and 17% below FY24 actual results despite partial benefit of ~$3M of restructuring

*AstroNova did not provide profitability guidance for MTEX, but they guided to $8 - $10 million in revenue for the partial year FY2025, "significant growth" expectations, and repeatedly referenced MTEX's low costs and "handsome" margins, so here we use an estimate of $2M for MTEX in FY2026. A different assumption would not materially impact the analysis: MTEX was expected to contribute profits, which should be additive to original FY26 guidance.

30

FY25: Bloated Inventory vs FY19 Levels



AstroNova - Days Inventory on Hand
Above-Normal Inventory
FY2019 Inventory
200
150
100
50
0
113
106
92
114
124
120
31
120
27
120
36
120
56
120
48
120
55
120
185
FY2014
FY2015
FY2016
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
Q1 FY26

ALOT filings disclose "days inventory on hand" metric.

Multiple promises since FY23 to reduce inventory... but as of year-end FY25, it remained near-peak levels.

INVENTORY DAYS ON HAND INCREASED BY ADDITIONAL 6% IN Q1 FY26.

Despite excess inventory, company was somehow still short of key aerospace components in Q1 FY25.

How many times will CEO Greg Woods cry wolf?

Bloated inventory balances of $51.5M at 10-Q exceed total indebtedness and represent an incredible 70% of the market capitalization. Improving inventory turns to FY19 levels would free $15 - $20 million in cash to reduce debt and invest behind key strategic initiatives.

31

OPERATIONS

FY2023 – Present: Inventory Reduction Promises Broken

AstroNova's inventory days on hand have ballooned from 113 in 2014 to 175 at YE FY25 and 185 Q1 FY26, failing to normalize post-COVID despite repeated management promises, highlighting poor operational control and negatively impacting cash flow and debt reduction.

FY2014

Baseline Inventory

Inventory days on hand at 113 days when Greg Woods became CEO on February 1, 2014, representing the starting point for operational performance evaluation.

FY2019

Relatively Stable Inventory

Inventory days on hand rose to 120 days, but remained relatively consistent with prior years.

FY2023

Post-COVID Peak

Inventory days peak at 176 days due to COVID supply chain challenges. CEO promises: *"We're starting to work our inventory down... it's definitely higher than what we need [...] we have good, reliable supply..."*

FY2024

Failed Destocking

Inventory balances remain elevated at 168 days. Yet more promises are made to reduce it.

FY2025

Inventory Days Return To Peak

Form 10-K discloses 175 days of inventory on hand at year-end – essentially equivalent to peak and >40% above pre-COVID baseline.

Today: More Promises

Woods Cries Wolf... Again

CEO Greg Woods on April 14, 2025: "*we're taking decisive action to reduce debt and improve cash flow through an inventory reduction program.*"

Q1 FY26: inventory balances spike to 185 days.

32

OPERATIONS

Ink Quality Issues: FY22 – FY24

Manager at competitor Afinia told us that Memjet ink quality issues took them only six months to resolve – why did it take AstroNova so much longer?

Q4 FY2022

First Disclosure

AstroNova first discloses elevated warranty costs, although problem started early in the fiscal year. CEO Woods: *"the solution has been put in place... and kind of putting that behind us,"* with only a few machines left to repair.

Q2 FY2023

Issue Persists

Certain customer printers remain offline. AstroNova's technical team is *"aggressively working in the process of retrofitting the affected printers to quickly return them to full operating condition."*

Q3 & Q4 FY2023

Mounting Costs

Q3 10-Q discloses 11% y/y revenue decline (>$3 million) attributable to ink issues. CEO Greg Woods cites three financial impacts:

- *Lost ink sales (offline)*
- *Cost of replacing ink*
- *Warranty / repair costs*

Q2 FY2024

Restructuring Program

Product ID revenues continue to be "tamped down" due to quality issues. Company announces an "acceleration of the ongoing printer retrofit program."

FY2024 Year-End

Printers Finally Fixed

The issue is finally resolved although not before brand damage (per 10-K). Although the company never provided a single figure of the cost, we estimate millions in direct costs and tens of millions in lost revenues based on their disclosures.

33

DELAYS

FY25: Four Consecutive Quarters of "Delays"

Just like the ink quality issues that were supposed to be fixed soon after FY22...

... "delays" are cited as excuse during every quarter of FY2025

- Q1 FY2025: Aerospace segment sees $3 million revenue shortfall due to component shortages which delayed shipment and repair of certain aircraft printers. Blamed on suppliers who could not deliver product on time – how are they short on critical components despite bloated inventory balances?
- Q2 FY2025: CEO Woods blamed MTEX's very low revenue contribution on integration delays – blaming MTEX's entrepreneurial culture and lack of processes (which AstroNova should have foreseen during due diligence)
- Q3 FY2025: Boeing strike "delayed shipments" and noted that during Q4, they had started shipping a "delayed" large inkjet printer order.
  - Optimistic outlook for Q4: "*With the strike now resolved, we're ramping shipments back up, <u>and we expect stronger sales volume as we close out fiscal 2025</u>.*"
- Q4 FY2025: company-wide revenues *declined* sequentially from Q3 to Q4 by 7.5%; PI by 2.5% and Aerospace by 17%. Adjusted EBITDA declined sequentially by 13.5%. Results blamed on "delayed defense order" and "deferred deliveries associated with the Boeing strike."
- FY2026 guidance: the PI segment would "not perform strongly out of the gate," with improvements expected during "second half of the year."

AstroNova's consistent pattern of blaming delays for poor quarterly results highlights systemic execution failures and lack of accountability by CEO Greg Woods.

34

FY14 – FY25: M&A Earnings Walk 35 CAPITAL DEPLOYMENT Mathematical analysis demonstrates that the company’s deployment of >$90 million of shareholder capital on M&A has failed to create value: there is an unexplained ~40% shortfall in actual FY25 adjusted operating income, relative to what the company should have been able to achieve even if it had zero organic growth and all acquisitions other than Astro - Machine were consummated at twice the multiple of Astro - Machine.

GOVERNANCE

Lack of Accountability or Self-Reflection

AstroNova's Q1 FY26 Presentation: Zero Accountability

- Mr. Woods had the audacity to cite "value-generating M&A" as positive for "strategy execution" in Q1 FY26, a quarter after experiencing a covenant breach (lender subsequently agreed to waiver), recording a $13.4M (~70%) goodwill impairment on the MTEX cash outlay, and discontinuing 70% of MTEX's product line.
- Mr. Woods boasts about double-digit y/y revenue growth without acknowledging that Q1 FY25 saw meaningful revenue declines. On a 2-year basis, growth is modest, and Q1 FY24 results were already burdened by previously-discussed ink-quality issues that reduced high-margin ink sales.
- Mr. Woods boasts about double-digit y/y growth in "adjusted operating income" – but again, Q1 FY25 saw significant declines from an itself-weak Q1 FY24; Adjusted EBITDA is flat to Q1 FY24 levels.



Strategy Execution Delivers Q1 FY2026 Revenue Growth
Value-generating M&A
Positive secular trends (Aero)
Expansion in growing markets
Disruptive Print-engine technology (Product ID)
Delivered 14.4% revenue increase driven by double digit growth in segments
16.8% growth in Aerospace
13.4% growth in Product Identification
Accelerated cost reductions
$1.9M of annualized cost savings actions taken in Q1FY26
$3M total annualized savings expected to be essentially complete in 1H FY 2026
13.5% increase in adjusted operating income*
PRODUCT ID: Launched disruptive, next-generation printing solutions
3 Product ID products launched and 6 more in development
AEROSPACE: Sticky cockpit printer solutions
$10M multi-year Aerospace defense contract renewed
Reaffirmed FY 2026 expectations
Revenue to range from $160M to $165M
Adjusted EBTIDA margin to expand to 8.5% to 9.5%



Two-Year Lookback
Q1 FY24
Q1 FY25
Q1 FY26
30.0
20.0
10.0
0.0
25.1
23.2
26.3
10.3
9.8
11.4
3.1
2.5
3.1
Product ID - Revenues
Aerospace - Revenues
Adjusted EBITDA

36

SECTION 1.4: Broken Go - To - Market in Product ID “Dinosaur” marketing strategy. Competing with channel partners. Providing customers poor service and quality.

Declining Organic Revenues 38 REVENUE ANALYSIS While estimates varied from 4% to “double digit,” our research indicates industry growth rate of mid single digits. Product ID revenues, excl. acquisitions, declined 12.4% from FY22 – FY25 and declined 8.2% from FY19 – FY25. Astro - Machine and MTEX both contributing significantly less than initially communicated to shareholders.

LEAD GENERATION

Trade Show Reliance and Lead Generation Failures

Excessive Reliance on Trade Shows and Impact of Pandemic

- CEO Greg Woods: *"PI… relies heavily on trade show participation."* He frequently mentions trade shows on earnings calls.
- In June 2024, Woods expressed excitement about "leads" and "deals" generated via MTEX-ALOT joint booth at Drupa. FY2025 subsequently saw substantial revenue declines for both legacy ALOT and MTEX.
- Many industry veterans and former AstroNova employees highly critical of AstroNova's reliance on trade shows.
- Former ALOT sales director: *"trade shows are […] not just outdated, they are also extremely expensive."*



MTEX NS DRUPA 24 WRAP UP
MTEX NS
MTEX
Elói Ferreira
MTEX NS CEO

Former Domino Printing executive on trade shows:

"[Trade shows] are quite old-fashioned, aren't they? … It's <u>all digital marketing now</u>. It's easy to fall into the <u>dinosaur approach</u>, thinking that what worked for 30 years will continue to succeed."

39

CEO Ignores Pleas From Sales Organization – Where Is the Board as Leads Dry Up and Sales Decline? MARKETING 40 • Former AstroNova sales manager: “ I was vocal about the lack of leads, as we relied on exhibitions, which were shut down due to Covid - 19. When exhibitions resumed, attendance was low. We hired an external agency for leads, but the results were poor… we had another agency doing cold calling for us, which provided some leads, but the results were negligible. This led me to believe that we need to be where people are looking. Yes, you could go to exhibitions, but nine times out of 10, if you're a business wanting to print your own labels, what are you going to do in this day and age? You're going to Google it, right? [My manager] and I both interviewed a candidate on Upwork [with experience in SEO]. We pushed it, and it happened, but we were up against a marketing person […] [who] was the one stopping all of this.” Former AstroNova Employees Complain About Resistance To Change Samir Patel: “you're saying Greg Woods wants to go to these trade shows regardless of what his VP of sales and the people who are actually selling and trying to generate leads are telling him […] when people in the organization who are selling to customers are saying that's not the most effective way to generate leads.” Former ALOT sales director: “Exactly. I would certainly go that far.”

GO-TO-MARKET

Three Key Revenue Generation Problems

1 Direct Salesforce Competing With Channel Partners

- Multiple industry sources state AstroNova frequently poaches sales from dealers / resellers
- Strongly disincentivizes sellers – Afinia has much stronger channel approach with far fewer resources
- Tried to sell white-labeled OKI products jointly with OKI sales reps while undercutting them on price, so OKI reps took the business back

2 Lack of Clear Focus and Market-Specific Strategies

- Former employees and industry veterans suggest AstroNova unable to cover the whole European and Asian market
- More fragmented (culturally, linguistically, etc) than U.S. – need strong local partners
- AstroNova now sells products from low 4 figures to mid 6 figures – very different market segments

3 Increasing Direct and Indirect Competition For Short-Run

- While AstroNova has failed to evolve, the industry has
- Rise of digital printing reduces traditional advantage of short-run tabletop printers vs. web shops / commercial printers
- Other companies have introduced new products
- Current TrojanLabel customer: *"AstroNova recently showed me a new printer, but it didn't seem special."*

"I think they are struggling to grow because they're not quite sure what they are." Former SVP, Memjet

41

Quality & Customer Service Deficiencies 42 • “When there's a problem, my assumption, whether fair or not, is that I'm not going to get any help. […] It's definitely gotten worse. The woman [here locally] is good. She's very capable and will deal with the problems, but she often has to escalate issues, and that's where the chain of communication seems to break down.” • “We're used to dealing with white lines now. It's annoying […] We only call AstroNova for more extensive problems, like when the printer isn't working, won't switch on, or shows unfamiliar errors. For day - to - day minor printing errors, we accept them as part of the machine's limitations.” • “I think [my sales manager] had a lot of frustration with AstroNova […] Every time we called, it was me complaining, and he'd say, "Don't worry, you're not the only one today." A TrojanLabel Customer’s Experience Former Quality Manager at AstroNova: “At the end of every month, every quarter, if there were quality issues […] , they certainly did their best but when it came down to making a shipment for revenue, that was priority and that was the culture. […] if it was functioning even marginally, it was a shipment, it was going.” (Note: we believe he was referring more to Aerospace business, but speaks to company’s quality culture.) CUSTOMER EXPERIENCE

Labels as Low Cost, High Cost - of - Failure Products We believe quality and reliability issues are contributing to deteriorating results. MTEX may exacerbate this issue. 43 QUALITY & CUSTOMER SERVICE • Labels are required to sell products for product - identification, regulatory compliance, and retail acceptance reasons. • TrojanLabel customer experiencing ongoing quality issue when we called him: “We have 400,000 unusable labels and nothing left for next week. Imagine having a warehouse that's about to shut down. [This issue] first surfaced a year and a half or two years ago, got fixed, and then randomly unfixed again […] This has happened multiple times. Now, I'm left with no labels, and I have a busy warehouse behind me. I'm in trouble.” • AstroNova’s failure to prioritize quality and customer relationship management threatens long - term loyalty and recurring consumables revenue streams crucial for sustained profitability • “Situations like this are stressful and pose a major risk. Can I afford for this to happen again? Incidents like this incentivize business owners to explore other options. It doesn't mean I'm necessarily going to switch, but […] these are the factors that drive people to look at alternatives. […] Everyone's competing for my business. I haven't had to look so far, but I am aware there are new models in the market. For me, it's about the right time to make that move.” Labels cost pennies but can shut down a customer’s operation and impact millions of dollars of product volume.

SECTION 1.5: AstroNova’s Excessive Reliance on Memjet: Strategic Risks and Governance Failures AstroNova’s Board fails to diversify away from key supplier, instead doubling down in 2022 via acquisition. Then they make a poorly thought out, risky acquisition to accomplish the exact opposite in 2024.

PRINTHEAD STRATEGY

Strategic Importance of Printheads in Industrial Printing

SELECTING PRINTHEAD SUPPLIERS: A KEY STRATEGIC DECISION FOR INDUSTRIAL PRINTING COMPANIES

1

Key Components of Industrial Printers

- Printhead: The core technology that deposits ink onto various media, determining print quality and consumable compatibility.
- Ink Delivery System & Electronics: Controls ink flow and precision, often integrated with printhead technology, essential for print consistency and efficiency.
- Material Handling System: Mechanism that feeds media (labels, cardboard, wood) through the printer; largely independent but essential for overall operation.

2

Razor/Razorblade Model and Revenue Impact

- In the industry, 70-80% of revenues and up to 95% of profits are driven by aftermarket sales (ink, media, parts) over printer lifespan (3-7+ years).
- AstroNova's FY2025 Product Identification segment: 82% of revenue comes from recurring consumables, with only 18% from hardware sales, highlighting annuity-like revenue streams. 30% from ink.
- Ink is typically locked to specific printheads and suppliers, securing long-term aftermarket revenue and limiting customer switching.

45

Many companies sell printheads for industrial applications. AstroNova’s CEO and Board made a series of intentional decisions to double down on one – Memjet. Industrial Printing - Printhead Providers RISKS

SUPPLIER CONCENTRATION

AstroNova: History with Memjet

AstroNova doubled down on Memjet as a key supplier by acquiring Astro Machine – a Memjet OEM – while experiencing persistent ink quality issues with certain TrojanLabel printers which were based on Memjet technology.

2016

QL-800: First Memjet Product

We believe QuickLabel products were historically primarily based on Canon printheads. In 2016, AstroNova introduced the QL-800, which a former Senior Vice President at Memjet referenced as AstroNova's first Memjet-based product.

2017

AstroNova Acquires TrojanLabel

TrojanLabel produces larger, higher-volume printers that consume more ink. TrojanLabel produces Memjet-based equipment. AstroNova must purchase and resell Memjet ink to its TrojanLabel customers.

2021 - 2022

Ink Quality Issues

Certain TrojanLabel printers face quality issues with Memjet-sourced ink that render them unable to operate. Customers call it "crystalline ink contamination issue." AstroNova promises shareholders a quick fix (discussed in more depth later.)

2022

Astro-Machine Acquired

In August 2022, during unresolved quality issues with Memjet-based TrojanLabel machines, AstroNova spends ~$17M to acquire Astro Machine. According to Memjet SVP, Astro Machine is a *"very large Memjet customer"* and Memjet was *"the predominant product."*

47

STRATEGIC RATIONALE

Missed Opportunity: Epson's Unlocked Printhead Technology

Epson's Unlocked Printhead Advantage: Lower Ink Cost…


CYAN
INK
MAGENTA
INK
YELLOW
INK
BLACK
INK

Epson offered AstroNova a piezo printhead system that allowed multi-sourced inks, enabling cost savings and margin expansion by avoiding supplier lock-in on ink pricing. *"We offered to AstroNova… [Epson] printheads with no commitment for ink. They could find their own supplier… they could achieve higher margins because there wouldn't be Epson or HP or Memjet putting their margin on top of the ink."*

… But Higher Up-Front Equipment Price



Epson manager believes AstroNova chose not to utilize Epson technology due to high up-front equipment price ($200K-$300K), high development costs, as well as lack of technical talent / internal expertise in areas adjacent to the printhead, such as the ink delivery system and electronics.

AstroNova later decides to enter the high-priced equipment market anyway, with the acquisition of MTEX.

48

AstroNova Relied On Memjet For Technical Expertise PRINTHEAD USAGE 49 • “ Their knowledge of inkjet, how to optimize an ink, how to get it to jet properly, all the technology that goes into how to do an ink delivery system, it was all given to them by the manufacturer.” • “Their technology base is not very good. I'm in the business. I grade my customers on their technology ability and I would probably give them a two or three out of five points.” • “I think they were planning on moving in the upward direction more high end equipment range and get their cost of printing down by hiring this person, but then when they went through some hard times, ended up laying him off. To me, that was their key person as far as their inkjet technology ability, was this person who ended up leaving the company.” • “Piezo is much more complicated. Memjet, for example, makes it pretty easy. They supply the printhead ink system, the electronics, everything goes in. You just take this unit and you put it on top of the media handling equipment that in a lot of cases is made by AstroNova or TrojanLabel […] we did not offer a print bar or print unit that could do that.” Epson Manager Shares Key Insights AstroNova’s CEO and Board failed to develop internal technical talent and remained overly reliant on their supplier (Memjet) for this expertise. They laid off the employee that the Epson manager perceived as their best technical expert for inkjet technology.

INDUSTRY TRENDS

Industry Trend: Democratization of Printhead Technology

Emerging global integrators are reshaping printhead technology development and supply


K
Y
C
M

A former Domino executive explains:

- *"A significant change in the last 10 years, maybe less, is the rise of integrators in the marketplace. These aren't the traditional names; they're using print heads from Ricoh, Sanyo, and others, and providing an ink system that works with those print heads. They're adding lower-value components themselves."*
- *"Many Far Eastern integrators are now involved in the business. Domino has used some of them, and the cost to develop something with them as an integrator is much less than doing it in-house."*
- *"[we worked with one who] is flexible and agnostic regarding which printhead they use, with access to various suppliers. Their expertise lies in the backend of the equipment, such as the ink system and software integration."*

We believe that if AstroNova lacked in-house expertise, they could have worked directly with third-party integrators.

50

CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1.6: MTEX Acquisition Failures Lack of due diligence and integration plan leads to: Covenant breach. Nearly 50% loss in market value. 70% impairment on cash outlay less than 1 year after deal.

AstroNova Acquires MTEX

Acquisition Details and Initial Description

- May 2024: AstroNova acquires MTEX for $18.7 million upfront cash plus assumption of certain debt and additional contingent consideration.

- MTEX described to shareholders as a "technology disruptor" with "handsome margins" expected to drive "significant" revenue growth.

- MTEX moves AstroNova into higher-volume printers costing six figures, aims to diversify away from Memjet printhead reliance (which company doubled down on two years prior)

Example MTEX Products



52

MTEX Technology: Questionable Origins, Ongoing Competition

- According to an Afinia executive, MTEX partnered with Chinese company UPG to jointly develop products based on printheads not directly sourced from HP, but instead found on the open market – potentially refurbished.
- Afinia executive: "*I think the big thing is to look at their relationship and how things go with the UPG Group. It makes the situation a bit difficult for other people to engage with AstroNova […] when they know the Chinese can come in and probably sell it for five grand less.*"
- We believe AstroNova has subsequently established a relationship directly with HP for these printheads
- Why did AstroNova need to buy MTEX? Why could AstroNova not simply have worked directly with HP and an integrator to develop its own product?
- This Chinese supplier, UPG, continues to market similar products on its website to those AstroNova recently launched – so how "proprietary" are these products, really?
- Other companies could seemingly utilize the same technology, but have chosen not to…


APR
MAY
QuickLabel
QuickLabel
QL-425/425P
QL-435


联强集团
UP GROUP
www.shanghai-upg.com

UPG continues to market similar products on its website. For example, its "LQ-MD M330 Label Printer" appears nearly identical to AstroNova's recently-launched QL-425 / 435. As further confirmation beyond visual similarity, respective product brochures appear to cite substantially similar technical specifications.

AstroNova / MTEX 'Disruptive' Technology: Just a click away in Shanghai?

53

54 AstroNova Loses Almost 50% of Value in 1 Year Following MTEX Acquisition The MTEX acquisition severely damaged AstroNova’s financial health with a $13.4M goodwill impairment, ongoing operating losse s, and a covenant breach / event of default due to increased debt and lower profitability. Liquidity critically limited at year - end FY2025 with under $4M available on the credit facility, threatening operational flexibility.

55 AstroNova Loses Almost 50% of Value in 1 Year Following MTEX Acquisition The MTEX acquisition severely damaged AstroNova’s financial health with a $13.4M goodwill impairment, ongoing operating losse s, and a covenant breach / event of default due to increased debt and lower profitability. Liquidity critically limited at year - end FY2025 with under $4M available on the credit facility, threatening operational flexibility.

FINANCIAL IMPACT

Expectations vs. Reality: MTEX Financials

MTEX acquisition led to major revenue shortfalls, losses, and liquidity issues within one year, highlighting poor governance and risk management.

Q1 FY25

High Expectations

Expected $8 - $10M in revenues from MTEX in FY2025 with "handsome" margins and "significant" future revenue growth

Q2 FY25

Poor Initial Performance

MTEX generates less than $1 million in Q2 revenue and $1.4 million in operating loss. CEO Greg Woods blames *"entrepreneurial private company"* but states AstroNova has built a *"strong MTEX product backlog [...] which will enable [MTEX] to meet our targeted revenue contribution"*

Q3 FY25

Continued Challenges

MTEX generates $1.7 million in Q3 revenue and $1 million in operating loss. AstroNova seeking "potential remedies from the seller" due to "certain details that appear to be inconsistent with the information originally provided"

Q4 FY25

Year-End Impact

$13.4 million goodwill impairment recorded less than a year after acquisition. 70% of MTEX's product portfolio discontinued, described as *"low-profit."* Debt covenants breached due to higher debt & lower earnings, triggering event of default; waiver negotiated. Credit facility availability fell below $4M, severely limiting liquidity and financial flexibility.

56

GOVERNANCE

Selected MTEX Due Diligence Failures

	Immature Product Portfolio	Different Market Segment & Business Model	Reliability and Support Concerns
Key Red Flag	• MTEX product line newly developed and unfocused/disparate • Less than one year later, AstroNova discontinues 70% of MTEX's product line, described as "low-profit"	• MTEX participated in new market segment (large, expensive machines) AstroNova had no experience in • Very different business model with far less focus on consumables / ink annuity stream	• Small, rapidly-growing company seemed to lack adequate training and support for customers – reliability issues cited in the market by multiple sources (managers at Memjet, Afinia, etc)
Industry Insight	"One minute, MTEX is making a Trojan Two Compact competitor, then moves into an overprinter, then [...] UV cabinets for clothing during COVID [...] back to trying to extend into more expensive, higher markets in terms of the packaging segment, it seemed like a very rich price, given [...] less maturity and [...] a very fluid product portfolio." – Former SVP, Memjet	"Above $200,000, you start to become more of a competitor target for [...] billion-dollar OEMs." – Former SVP, Memjet "The business model of MTEX was [...] completely different, they [...] sold the ink extremely cheap. In reality, they didn't even care where the customers bought their ink." – Former Sales Leader, AstroNova	"Printer printheads require constant maintenance and sometimes even need replacing. Due to the learning curve, clients were doing things wrong and ruining their own printheads. This was a big problem for the clients and MTEX, and we were losing money." – Former Sales Leader, MTEX

CEO Greg Woods told us the timing of the trade show DRUPA and AstroNova's belief in the presence of a competing bidder for MTEX caused *"extra pressure"* and resulted in AstroNova *"accelerat[ing] some things we typically wouldn't accelerate"* in their due diligence.

57

MTEX - Lack of Cultural Integration Plan INTEGRATION 58 A former C - level executive at Afinia, who worked extensively on - site in Porto while trying to develop a partnership, told us that MTEX was “freewheeling” and “unorganized,” with a lack of process, procedure, and focus that made them difficult to work with. We believe AstroNova failed to recognize the distinct cultural differences between its East Coast US operations and MTEX’s base in Porto (city in northern Portugal), as well as MTEX’s specific startup culture. We believe the lack of an integration plan led to operational friction, workflow clashes, and integration delays that severely impacted performance in all aspects of MTEX’s business. “MTEX wasn't ready to embrace it fully. […] the American way of working — fast - paced and organized — wasn't aligned with MTEX workflow and culture. The team wasn't prepared for the challenge at that time. We were caught off guard and couldn't keep up with marketing, production, manufacturing, and development. […] I don't think they [AstroNova] were aware of the labor culture in Portugal, especially in the north. From my perspective, they didn't care. It was just about meeting targets. They would ask, "Can you do it?" and we would say, "Yes, we can." In the end, you saw the results. […] I didn't have much opportunity to spend time with AstroNova's leadership. Honestly, I only saw them a couple of times and exchanged a few words.” -- Former MTEX Sales Leader Cultural Clash Between Teams

CHALLENGES

Headwinds to MTEX Technology Adoption

MTEX technology adoption faces critical barriers in perception, reliability, and installed base dynamics, impacting AstroNova's growth potential.

Is The Technology Actually Differentiated?

Former sales leader at AstroNova:

"I won't perceive this print technology as specifically good. I don't think it is really. It was a different vendor, different ink technology, different printer technology. Other than that, I don't see any big advantages over the print technology that already exists from the likes of Canon or OKI or whatever. It's basically very cheap. It's more of a desktop-style printhead from HP."

Reliability Concerns May Slow Adoption

TrojanLabel customer: *"AstroNova recently showed me a new printer, but it didn't seem special. I haven't delved deeply into it to be honest."*

We asked if he wants to be an early adopter; his response: *"Not particularly. I prefer to see that it's working first. A business of my size doesn't have the resources to deal with those kinks. New technology often means you're essentially beta testing it for someone else. I've learned my lesson and been burned several times in the past. I always wait a bit to ensure the kinks are ironed out before committing."*

Installed Base Slows Adoption

- AstroNova's 10,000+ printer installed base generates 82% recurring revenue, creating a slow replacement cycle.
- Typical printer lifespans of 3-7 years potentially delay full MTEX adoption until 2030 or later, postponing financial benefits.

MTEX technology faces key adoption challenges such as reliability concerns and a slow installed base replacement cycle. These factors limit AstroNova's growth and profitability potential from the acquisition.

59

CHALLENGES

All-In On MTEX



LEGACY MTEX PRODUCT PORTFOLIO
ATOM2
ATOM3
MULTI 800
MULTI 1300
AQUAFLEX
ASTRONOVA NEXT-GEN PRODUCT PORTFOLIO (2025 release dates)
APR
MAY
JUN
JUL
SEP
QL-425/425P
QL-435/435P
VP-800/800P
VP-1300/1300P
VP-1200R/1200RP

"Between now and the end of the year, we plan to introduce five next-generation products based on the MTEX print engine technology. Enhanced versions of the MTEX ATOM 2 and ATOM 3 label printers will be launched as the QuickLabel-425 and QuickLabel-435, respectively. The MULTI 800 and the MULTI 1300 industrial packaging printers will be launched this summer under the new VERSA-PRINT brand. And in the fall, we will introduce the VERSA-PRINT-1200, the next generation of our MTEX AQUAFLEX flexible packaging system." - CEO Greg Woods

Careening from excessive reliance on Memjet to excessive reliance on potentially poor-quality, immature MTEX technology.

60

MTEX ACQUISITION FAILURES

If MTEX Technology Is So Disruptive…
… Why Aren't Customers Buying It?

AstroNova Should Adopt "Voice of Customer," and Make More Of What People Actually Want To Buy


MTEX - Quarterly Performance vs. Original Expectations
MTEX Revenues
MTEX Income or Loss, Excl Goodwill Impairment
Intercompany Sales Disclosed For First Time - ?????
3
2
1
0
-1
-2
3.00
0.45
0.77
-1.75
1.74
-1.42
1.66
-1.16
1.40
-1.06
0.73
Original Quarterly Expectation
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

Despite being positioned as a technology disruptor, MTEX has failed to demonstrate commercial acceptance of its products, let alone profitability. Rather than "significant growth," MTEX has failed to come anywhere close to original expectations when acquired ($8 - $10M revenue in remainder of fiscal year at "handsome" margins).

Before making a company-wide bet on MTEX technology, we believe AstroNova should question why existing MTEX products are failing to find customers.

Q1 FY26, for the first time, made a confusing disclosure attributing ~half of MTEX's revenues to "intercompany sales" – so actual sales to end-customers could be half of disclosed revenue.

61

Risky, Bet - The - Farm Strategy: Governance Careening From Bad to Worse CHALLENGES “Epson, Canon, and HP optimize their inks for these print engines. When you source your own ink, you need to do extensive testing to ensure it doesn't damage the print head. […] if you […] have multiple sources […] what happens when those inks mix […] how do they react? Do they lessen the life of the print head or burn it out? There's a risk involved. […] Companies like HP and Epson test for years and spend millions of dollars.” - C - Level Executive At Afinia “ Printer printheads require constant maintenance and sometimes even need replacing. Due to the learning curve, clients were doing things wrong and ruining their own printheads. This was a big problem for the clients and MTEX, and we were losing money.” - Former MTEX Sales Leader Why Multi - Sourced Inks May Be Problematic “ We were not comfortable putting our name on it. Afinia is a well - recognized name in the industry for our products, quality, service, and the support we provide both pre - sales and post - sales. After a year and a half […] we [we]re not at the comfort level needed to ensure its viability in the market and its true commercialization.” - C - Level Executive at Afinia Why Afinia Walked Away from MTEX Partnership Support and Maintenance Challenges AstroNova isn’t just doubling down on a failed acquisition – it’s making it the foundation for its entire future. From the frying pan to the fire: AstroNova is moving away from Memjet and replacing it with… a technology known in the market pla ce to be unreliable. 62 “The print head on [the Trojan T2 - C] is much less complicated than an HP that's been taken off the market. […] Once you install the new print head, you have to go through an alignment process to align all the jets. It's complicated. It's not something someone making labels for jams and jellies can do without training. […] It's a process, unlike just dropping in a cartridge or a Memjet head or even an HP head. Those who buy this equipment expect it to run 24/7. If it doesn't, someone from AstroNova will need to get on a plane or in a car to go there and fix it.” - C - Level Executive at Afinia

GOVERNANCE AND ACCOUNTABILITY

Frontline Employees Pay, Failed Leaders Stay

In the Wake of Covenant Breach and Ongoing MTEX Losses, 10% of AstroNova's Global Workforce Laid Off

Dozens of AstroNova employees – through no fault of their own – lost their jobs due to poor governance. Given predictable installed-based dynamics and high recurring revenue, AstroNova should be a growing company that provides bonus, profit-sharing, and career-growth opportunities.

AstroNova 10-Q:

"On March 20, 2025, we announced our restructuring actions for fiscal 2026, which include the reduction of approximately 10% of the Company's global workforce, primarily in the Product ID segment."


LAYOFFS

Why must shareholders and employees bear the brunt of the CEO and Board's mistake?

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CONCLUSION

MTEX SUMMARY

AstroNova's MTEX acquisition has led to massive shareholder value destruction, exposing critical governance failures and flawed strategic judgment. Immediate board refreshment and enhanced governance are essential to restore accountability and drive sustainable growth.

The MTEX acquisition has revealed severe weaknesses in AstroNova's governance, risk management, and strategic execution. This final summary encapsulates the devastating financial impact, key governance lapses, and misguided strategic assumptions that have eroded shareholder value and confidence.

Value Destruction

- AstroNova's share price declined nearly 50% in following year, dramatically underperforming peer groups and industry benchmarks. The $13.4 million goodwill impairment accounted for over 20% of market capitalization and more than 70% of MTEX's cash purchase price, reflecting a massive write-down of capital.
- Operating losses from MTEX, coupled with increased debt, caused a debt covenant breach and an event of default, severely constraining financial flexibility.

Governance Failures

- Accelerated due diligence driven by external pressures compromised thorough risk assessment, leading to a poorly informed acquisition decision. The Board failed to identify MTEX's immature product portfolio, reliability issues, and weak post-sales support, reflecting inadequate oversight and risk management.
- Seeming lack of long-range planning - decision to spend $20M+ of shareholder capital to enter an unfamiliar geography and unfamiliar market segment to reduce reliance on key supplier (Memjet) less than two years after doubling down on Memjet exposure via Astro-Machine acquisition. The Board seemingly failed to evaluate other options that could have diversified technology base with less risk.

Strategic Missteps

- Extensive evidence of immaturity and unreliability of MTEX's core technology, which has failed to achieve market acceptance (revenues) – yet AstroNova is now betting the company on it. A balanced and diversified strategic focus beyond MTEX products is critical to accelerate recovery and enhance profitability.
- Shareholders should demand board refreshment, implement rigorous governance reforms, and insist on transparent, accountable leadership to safeguard shareholder interests.

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CONFIDENTIAL | DRAFT © Copyright 2025 SECTION 1.7: Governance Failures No long - term planning. Conflicts of interest. Absent hands - on oversight and lack of relevant expertise. Poor risk management. Lack of internal controls and due diligence. No self - reflection on six years of missed targets.

GOVERNANCE

Comprehensive Failure of Key Governance Areas

	1. No Strategic Vision, No Long-Range Planning	2. Absent Hands-On Oversight + Relevant Expertise	3. Interlocked Relationships + Weak Independence
Strategic Direction, Board Effectiveness	• AstroNova Board doubled down on key supplier Memjet via 2022 acquisition of Astro Machine, then abruptly pivoted to acquire MTEX in 2024 to diversify away from the very Memjet reliance they just deepened • Ignored peer best practices in printhead diversification – no balanced strategy, no long-term roadmap	• Product ID revenues suffer organic declines due to quality issues and lack of leads • Industry participants criticized "dinosaur" marketing strategy and incoherent, self-defeating channel partner management • Board seems disengaged and several members lack recent or relevant experience	• Richard Warzala was Greg Woods' colleague in the 1990s • Mitch Quain on Board for 14 years – part of Board that appointed Woods CEO • Alexis Michas served on Allied Motion Board, where Warzala is CEO/Chair
	4. Risk Management and Capital Stewardship Failure	**5. Lack of Internal Controls and Due Diligence**	**6. Lack of Reflection on Six Years Of Missed Targets**
Execution, Controls, and Accountability	• AstroNova now plans to migrate its core product line to unproven MTEX technology that even partner Afinia refused to commercialize • No integration or contingency plan for MTEX • Excessive leverage led to covenant breach and event of default – without lender waiver, could have been forced to seek rescue financing	• Prior disclosed internal controls deficiency • CEO admitted MTEX due diligence was rushed • Industry participants highlight foreseeable challenges with MTEX – poor cultural and business model fit, quality/reliability issues • 70% writedown and discontinuation of 70% of product line less than 1 year after acquisition	• Eight STIP targets set from FY20 – FY25 – five had 0% achievement; remainder: 3.2%, 26.7%, and 62.8% • If internal targets are constantly missed, the issue is not incentives – it is strategy, execution, and leadership talent, yet Board continues to double down on failed CEO and failed strategy

This is not just abysmal performance – it's failed governance. The time for change is now.

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Interlocked Board Relationships: Value - Destroying CEO Greg Woods Wields Excessive Influence 67 Greg Woods Richard Warzala Alexis Michas Mitch Quain Woods and Warzala: colleagues in 1990s at American Precision Industries, acquired by Danaher Quain on ALOT Board since 2011 – part of Board that appointed Woods CEO 11 - year track record of ALOT shareholder value destruction Nearly 14 - year track record of ALOT shareholder value destruction 7 - year track record of ALOT shareholder value destruction 3 - year track record of ALOT shareholder value destruction Michas served as director of Allied Motion from 2015 – 2017, where Warzala is CEO and Chairman Removing Greg Woods and his allies from Board is necessary to restore objective governance and independent oversight

GOVERNANCE

Recent Board Appointment Dynamics



The appointment of Darius Nevin to AstroNova's Board amidst an ongoing proxy contest highlights the Board's resistance to shareholder engagement and raises concerns about his independence and lack of recent operational experience, undermining effective governance and accountability.

Proxy Contest Context and Board Response

- Darius Nevin was appointed on March 28, 2025, just days after Askeladden nominated its slate of directors.
- AstroNova's Board repeatedly ignored Askeladden's requests to engage in dialogue for mutually agreeable director additions.
- The Board's lack of response and apparent disinterest in even attempting to negotiate demonstrates a dismissive, callous attitude toward legitimate shareholder concerns.
- This resistance led to an expensive, distracting proxy contest ($1M expected expenditure) that diverts focus from improving company performance.
- The Board seems unwilling to consider constructive shareholder engagement and input.

Concerns About Nevin's Independence

- Nevin's appointment appears strategically timed to dilute Askeladden's influence on the Board by increasing its size.
- His selection by the incumbent Board suggests alignment with existing management rather than independent judgment.
- Lack of transparency around his selection process fuels skepticism about genuine independence.
- The Board's failure to engage a concerned shareholder before appointing Nevin undermines trust in governance practices.
- Investor confidence is weakened by perceived entrenchment and lack of openness to change.

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GOVERNANCE

Expertise Gaps: Mr. Quain and Ms. Schlaeppi Lack Relevant or Recent Experience

We believe these Board members have little to offer AstroNova

Mitch Quain: Retired



- Mr. Quain has not held any direct operating roles since the COVID pandemic. We believe he may lack hands-on knowledge of key trends affecting businesses today, and AstroNova faces a rapidly evolving competitive and buyer-behavior landscape

Yvonne Schlaeppi: Lawyer



- Currently serves as the Managing Partner of Stratevise, an *"international strategic advisory firm"* – and AstroNova's recent strategic decisions appear poor, out-of-date, and internally inconsistent.
- Previous experience includes General Counsel roles as well as a Partner role at a law firm, with a JD from the Columbia University School of Law, with no roles we can identify in the areas where AstroNova seems to be struggling, such as sales and operations.
- Ms. Schlaeppi's primarily legal experience lacks relevance to the challenges AstroNova faces today

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Several Board Members Approach or Exceed Peer Term Limits 70 BOARD REFRESHMENT BEST PRACTICES – PEER ANALYSIS “As of July 2022, 57 percent of S&P 500 companies with such a policy require board members to step down after 15 years of service, and 25 percent set the term limit at 12 years. 47 percent of Russell 3000 companies set the term limit at 15 years and 20 percent at 12 years.” – ‘Board Refreshment and Evaluations,’ Harvard Law School Forum on Corporate Governance, by Matteo Tonello, Managing Director of ESG Research at The Conference Board Mr. Quain has served for nearly 14 years, and Mr. Woods for 11 years. Both share a history of underperformance and shareholder value destruction at AstroNova.

SECTION 2: BUILDING A BETTER ASTRONOVA … … THROUGH BETTER GOVERNANCE AstroNova’s best days are still ahead – but not with the current Board.

BOARD RENEWAL

The Right Slate for the Moment

Each Askeladden nominee has a unique skillset that addresses a key current failure of AstroNova.

Mr. Patel brings extensive financial and strategic analysis, capital allocation, and deep research capabilities to AstroNova, and has committed to not accept any cash or stock compensation for serving as a director of AstroNova: his sole motivation is restoring value for his clients and all ALOT shareholders.

Expertise in Culture, Integration, and Portuguese: Boyd Roberts, VP Corporate Development – Franklin Covey



- Fluent in Portuguese (practices weekly) – can speak MTEX employees' language, literally

- Led integration of key acquisition; has driven significant revenue growth for multiple PnLs at Franklin Covey

- Highly regarded for cultural leadership with exceptional employee Net Promoter Scores

Expertise as Public CEO, CFO, Board Member: Ryan Oviatt – VP of Strategy & Integration, CECO



- Drove organic growth in high-margin industrial products business despite challenging, cyclical end-market and limited recurring revenue – built deep customer relationships, successful new product introduction, and built channel partnerships to diversify into new vertical markets.

- Helped consummate transaction with CECO, after negotiating improved offer: all-cash 60% premium to 30-day VWAP

Expertise in Turnaround, Cash Flow, Accountability: Jeff Sands – Founding Partner, Dorset Partners LLC



- 3-time winner of "Turnaround of the Year" Award

- Drove performance improvement at multiple Aerospace businesses, including $100M supplier to Boeing

- Proven techniques to rapidly improve margins and cash flow; used to high-pressure, immediate-accountability environments where there is no time for excuses

Expertise in Governance, Strategy, Capital Allocation: Shawn Kravetz – President, Esplanade Capital



- Experienced micro-cap investor, former strategy consultant to CEOs

- Public Board experience: Former Chairman of Corporate Governance and Nominating Committee at Nevada Gold; company successfully sold to strategic buyer; recently approved as nominee for Board of publicly-traded Spruce Power Holding Corporation

- MBA from Harvard, High Distinction

72

Skills Matrix: Askeladden Slate 73 The Askeladden slate has the complementary expertise and motivation to rapidly improve governance at AstroNova to drive value cr eation for shareholders plagued by years of poor TSR and abysmal governance. Samir Patel Boyd Roberts Shawn Kravetz Ryan Oviatt Jeff Sands Corporate Strategy Turnaround / Deep Cyclical Operating Expertise M&A Experience in Public Board, Leadership, or Audit Go - To - Market Leadership / Driving Revenue Growth Capital Allocation and Risk Management AstroNova’s Largest Shareholder

Our Case Meets Every Standard For Board Change 74 We meet – and exceed – every benchmark used to recommend Board refreshment. Explanation Condition Met? ALOT shares have significantly underperformed all peers during tenure of all pre - 2025 Board members Prolonged TSR Underperformance Bloated inventory, persistent ink quality issues, declining organic revenue in PID, profit margins below FY24 Poor Operational Performance Web of relationships with CEO Greg Woods at the center Governance Red Flags (Board Interlocks) Complementary slate: public - company leadership, Board experience, experienced micro - cap investors, turnaround specialist Nominees Have Relevant, Needed Experience Askeladden is not a serial activist – constructive, long - term shareholder with a long history of engagement with ALOT Evidence Of Shareholder Engagement Doubling down on Memjet reliance; rushing MTEX due diligence; lack of integration plan – leads to covenant breach – prior internal controls failure and 70% writedown within 1 year of acquisition Demonstrated Governance Failures

GOVERNANCE

From Ego to Evidence: Diverse Perspectives Bring New Governance Philosophy

The Greg Woods Model → **The Askeladden Model**

Arrogance: Ignoring Frontline Insight	Entitlement: Roles Earned, Not Given	Chaos: Incoherent Strategy
• Feedback from sales organization repeatedly ignored – stuck to *"dinosaur approach"* rather than evolving post-COVID • Apparent lack of participation in collegial industry information-sharing	• Board has allowed Greg Woods to remain CEO for 11 years • Mr. Woods has delivered shareholder value destruction and a trail of broken promises • Executives pursuing flawed strategy that will not lead to achieving targets	• Direct sales team poaching sales from channel partners • Doubling down on Memjet (2022) then abruptly pivoting to unreliable, immature technology with limited revenue (2025)
Humility: Listen First, Decide Second	**Accountability: Outcomes and Shareholder Value**	**Rigor: Strategic Planning and Risk Management**
• Product and marketing strategy should be shaped by customers, employees, and channel partners – not CEO preferences • We've already conducted ~30 interviews with former employees and other industry veterans from *outside* the company – we'll keep doing so inside the Boardroom • No one person has a monopoly on good ideas	• CEO performance will be evaluated objectively – no more excuses – growing pipeline of Interim CEO candidates if needed • Board will define clear operational KPIs (e.g., quality, delivery, inventory, technology diversification) and link them directly to executive compensation • Thorough review of strategic alternatives	• Every major initiative must have clear plan, contingency path, and return-on-investment framework before capital is committed • Rebuild product roadmap to prioritize diversification, quality, and reliability • Hire experts with proven track record in channel management to implement comprehensive rethink of channel strategy

AstroNova needs fresh perspectives and leadership grounded in evidence, not ego.
The first step is electing a Board that believes it serves shareholders – not the CEO.

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GOVERNANCE

Restoring Board Functionality: Committee by Committee

The Askeladden slate addresses critical boardroom failures by refreshing committee memberships with highly qualified nominees, ensuring rigorous oversight and strategic direction tailored to AstroNova's key challenges. This targeted restructuring will replace stagnation with accountability, expertise, and effective governance.

1 Audit Committee

- **Boardroom Failure:** massive MTEX writedown and rushed due diligence suggests poor internal controls, which were already found deficient.
- **Suggested Askeladden Nominees:** Ryan Oviatt (public company Board/CEO/CFO with prior public-audit experience, ideal Chair), Boyd Roberts (prior public-audit experience at Deloitte), Shawn Kravetz (Harvard MBA, public Board experience)

2 Nominating and Governance Committee

- **Boardroom Failure:** failed to enforce accountability or refresh the board amidst persistent underperformance.
- **Suggested Askeladden Nominees:** Shawn Kravetz (former Nominating/Governance Chair at Nevada Gold, Harvard MBA), Samir Patel (largest shareholder and governance advocate), Ryan Oviatt (public company Board/CEO/CFO)

3 Human Capital and Compensation Committee

- **Boardroom Failure:** layoffs impacting 10% of workforce; lack of technical talent within organization
- **Suggested Askeladden Nominees:** Jeff Sands (expert in rapidly driving operational performance), Boyd Roberts (well-regarded cultural leader), Samir Patel (has interviewed 21 industry participants and formed ongoing relationships with a subset who may prove helpful in recruiting talent)

4 Establishment of Dedicated Risk and Strategy Committee

- **Boardroom Failure**: careened from Memjet dependence to rushing rollout of potentially unreliable MTEX technology that has failed to achieve commercial acceptance.
- **Suggested Askeladden Nominees:** Jeff Sands (hands-on knowledge of key risks that can sink companies), Shawn Kravetz (former strategy consultant to CEOs), Samir Patel (long-term knowledge of AstroNova's strategic failures), Ryan Oviatt (CEO in charge of risk management and long-range strategic planning.)

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TACTICS

First 60 Days: Prioritize Cash and Quality to Stabilize Foundation

Problem Created By Incumbent Directors		Solution Implemented by Askeladden Directors
• Excessive debt; cash tied up in working capital	→	• Negotiate better payables and receivables terms; perform SKU-level inventory analysis to reduce inventory and generate cash flow
• Low Product ID margins vs. peers	→	• A/B test price increases across the business; audit customer and product-level profitability to administer minimal contribution standards
• Competition with channel partners; poor lead-gen	→	• Quantify marketing analytics metrics; shift spending to high-ROI channels; implement policies to prevent channel conflict
• Customers experiencing quality issues; potentially unreliable MTEX products being rushed to market	→	• Prioritize and incentivize quality culture; thoroughly test reliability of new products and consider deferring launch dates



We believe AstroNova needs to invest in areas such as marketing, sales coverage and management, quality, and customer support. However, the company currently lacks the financial flexibility to do so. In the first 60 days, we seek to generate cash to create the foundation for critical future investments.

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STRATEGY

Next 100 Days: Drive Strategic Repositioning for Long-Term

Problem Created By Incumbent Directors		Solution Implemented by Askeladden Directors
• Lack of technology base diversification	→	• Thoroughly evaluate print-engine and product-development options; build diversified pipeline prioritizing diversification of technology base
• Unfocused product portfolio and lack of customer segmentation	→	• Analyze customer and product-level profitability; create product and marketing strategy to become dominant solutions-oriented provider in highest-margin vertical markets
• Poor customer service and declining customer purchases	→	• Focus on delighting customers to maximize lifetime value and repeat-purchase; implement "voice of customer" strategies and utilize metrics such as retention and Net Promoter Score as KPIs
• Scattered operating footprint and unfocused business model built via many acquisitions	→	• Analyze make-vs-buy decisions for production and product development; evaluate margin benefits from vertical integration vs. outsourcing; potentially monetize owned real estate



We believe a refreshed, modernized marketing strategy and a more customer, margin-focused organization will drive substantial improvement in profitability over multiple years as a growing installed base creates a positive flywheel, although investments are likely required over the next year.

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VALUE CREATION

Review of Strategic Alternatives


MERGER
CONTRACT
CONTRACT

Key Challenges with Current Corporate Structure Weigh on AstroNova's Profitability and Valuation

- Minimal customer and technology overlap between Aerospace and Product Identification segments, which are each smaller than industry peers, preventing economies of scale in product development and global reach in sales/marketing – acquirer could generate substantial synergies
- Significant unallocated corporate overhead burden due to public company costs – acquirer could eliminate all of these
- Size/liquidity discourages institutional holders; damaged credibility weighs on valuation
- Based on installed-base dynamics and Askeladden's history with CEOs who have driven successful turnarounds – ex. John Suzuki (BKTI), Farouq Tuweiq (BELFB), and Dayton Judd (FTLF) – we believe repositioning PID may take hard work over many years
- Long history of value destruction has harmed shareholders, who deserve better returns today

Recent Servotronics Transaction Demonstrates Potential to Unlock Substantial Value

- Transdigm announced acquisition of Servotronics on May 19, 2025, for $110 million in cash – very similar to AstroNova's recent enterprise value
- Servotronics is an aerospace components business with ~$45 million in revenue and less than $1 million in Adjusted EBITDA
- AstroNova's Aerospace division has ~$49 million in revenues and ~$11 million in segment operating profit – much higher-margin business than SVT
- If AstroNova Aerospace was sold at same price as original ServoTronics transaction, would imply zero to negative value for Product ID segment with ~$100 million in revenues
- Due to presence of competing bidder, Transdigm subsequently raised offer price by additional ~22%

AstroNova must rigorously evaluate all strategic options—including potential sale, merger, or standalone revitalization—to maximize shareholder value. Given the company's low liquidity, market valuation, and distinct segment profiles, a proactive, transparent approach to exploring alternatives is critical to safeguard investor interests and unlock hidden value. We do not seek to "fire sale" the company, but instead comprehensively evaluate how to maximize shareholder value.

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CORPORATE OVERHEAD BURDEN

Demonstration of Corporate Overhead Burden


3 Years Prior, 2 Years Prior and Most Recent Year
Brady - EBIT Margin
Zebra - EBIT Margin
ALOT Product ID - Segment-Level EBIT Margin (excl. goodwill impairment)
ALOT Product ID - Overhead-Burdened EBIT Margin (excl. goodwill impairment)
20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
14.82%
9.15%
7.65%
0.37%
16.91%
10.49%
9.70%
-1.94%
18.15%
14.90%
9.22%
1.24%
3 Years Prior
2 Years Prior
Most Recent Year

Unsurprisingly, even without allocating any corporate overhead, AstroNova's *segment-level* margins in Product Identification lag peers such as Brady and Zebra. (A former executive at Markem-Imaje believed the PI segment should be earning 20%+ margins.)

However, if we allocate AstroNova's reported corporate overhead on the basis of revenues, we find that the Product ID segment is only marginally profitable at best.

Note: due to differing year-ends between companies and the difficulty of normalizing for these different reporting schedules, we chose to compare data provided by the company's most recently-filed Form 10-K. We believe the thrust of the analysis would remain similar regardless of which trailing twelve-month period was analyzed.

Selling each of the two unrelated businesses to larger peers, who could generate synergies by leveraging existing footprint to eliminate overhead expenses, may generate substantially more value for AstroNova shareholders than the company can achieve as a subscale public company.

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STRATEGIC ALTERNATIVES

Servotronics: May 2025 Sale Unlocks Enormous Value For Long-Suffering Shareholders

(Note: Chart presented for trailing 3 years, from June 7, 2022 – June 6, 2025)



VAL
Servotronics Inc (SVT) Total Return 335.0%
AstroNova Inc (ALOT) Total Return -28.75%
335.0%
240.0%
120.0%
0.00%
-28.75%
-120.0%
Jul '22
Jan '23
Jul '23
Jan '24
Jul '24
Jan '25

Like AstroNova, Servotronics failed to create shareholder value over the past three years – but a transaction announced in May 2025 (with multiple bidders leading to a 22% increase in price) exemplifies the substantial value that could be unlocked if AstroNova's Board comprehensively evaluates strategic alternatives.

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SUMMARY

Why Vote For Askeladden

1 What's Broken

- Persistent governance failures: entrenched Board members are either conflicted or lack relevant expertise.
- MTEX acquisition = $20M unforced error – no diligence or plan, 70% writeoff, covenant breach
- Pattern of broken promises and weak execution: inventory reduction, quality issues, revenue growth, profit margins
- Lack of strategy and risk management: careening from reliance on Memjet to highly risky bet on immature MTEX technology.
- Shareholder value destroyed with nearly 50% share price decline post-MTEX and consistent underperformance vs. peers.

2 What We'll Do

- Instill accountability and incentives grounded in oversight and risk management, not cheerleading
- Develop clear, time-bound plan for returning MTEX to profitability or disposition of asset
- Operational triage to stabilize finances; invest to modernize marketing and rebuild trust with customers and channel partners
- Prioritize truly diversified technology base, rather than overreliance on any one platform or sole source supplier
- Launch comprehensive strategic alternatives process to maximize shareholder value

3 Why It Matters

- We believe restoring functional, independent governance can break the cycle of failure ALOT is stuck in
- Ensure "sunk cost fallacy" does not cause more losses on an ongoing basis
- ALOT must make investments to reposition Product ID, but lacks financial flexibility to do so
- Concentration risk is a critical factor that should be a priority for any company's Board
- Evaluate if long-suffering shareholders are best served with a multi-year repositioning or a near-term transaction

AstroNova has suffered from years of governance failures, poor strategy, and execution missteps leading to significant shareholder value destruction. The Askeladden nominees offer a clear, actionable plan focused on operational recovery, governance reform, and strategic clarity to restore growth, accountability, and shareholder trust. Voting for Askeladden is a vote for renewed focus, transparency, and sustainable value creation.

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CONFIDENTIAL | DRAFT © Copyright 2025 Thank You! Please vote our GOLD proxy card for all five Askeladden nominees. Find more information at askeladdencapital.com/astronova Materials are also available at no cost at sec.gov

CONFIDENTIAL | DRAFT © Copyright 2025 Questions? The more challenging, the better – AstroNova shareholders deserve Board members who don’t shy away from the toughest questions. All of our nominees will take direct questions from interested stakeholders at the AstroNova Investor Forum on June 12 at 11 AM ET. A replay will be available. https://zoom.us/webinar/register/WN_P4nfq0iOSamSBEiaDZ0IZA# /registration

Sources 85 With limited exceptions as highlighted, the majority of analysis in this presentation is based on Askeladden’s previously - published written materials including its definitive proxy statement and various analyses of AstroNova’s business. These documents are available at askeladdencapital.com/ astronova as well as SEC.gov. “ AstroNova : Two Unrelated but High - Quality Segments” Data sourced from Form 10 - K for FY2025; charts at right from AstroNova’s Q4 Earnings Presentation. “ Askeladden Capital – Founded 2016” Askeladden’s ownership of cited companies is reflected in 13Gs and those companies’ proxy statements / Form 10 - K filings with the SEC. “Timeline of Askeladden Involvement” (both slides) For more details, please refer to Askeladden’s definitive proxy statement filed with the SEC; specifically “Background To The Solicitation” on Page 9. “ Askeladden’s Primary Research” For more details, please refer to our primary research analysis published on June 3, 2025. “Benchmarking AstroNova’s Performance Against Peers” For more details, please refer to Page 13 and accompanying footnotes of Askeladden’s definitive proxy statement filed with the SEC. Remainder of Section 1.2 All total return data for ALOT, BRC, ZBRA, IWM, IWC, and ITA is sourced from YCharts. All charts were prepared using Ycharts . The table is Askeladden analysis based on Ycharts data. “FY25 EBITDA: ~45% Shortfall!” For more details, please refer to Section 4.3 of our MTEX Technology analysis published on June 10, 2025. Underlying data so urc ed from AstroNova’s earnings releases as well as the announcement and conference call regarding the MTEX acquisition.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 86 “FY26 EBITDA: Also ~45% Shortfall, 17% Below FY24” For more details, please refer to Section 4.3 of our MTEX Technology analysis published on June 10, 2025. Underlying data so urc ed from AstroNova’s earnings releases as well as the announcement and conference call regarding the MTEX acquisition. “FY25 – Bloated Inventory vs FY19 Levels” For more details, please refer to Section 4.1 of our MTEX Technology analysis published on June 10, 2025. Underlying data so urc ed from AstroNova’s Form 10 - K and Form 10 - Q for relevant years. “FY2023 – Present: Inventory Reduction Promises Broken” For more details, please refer to Section 4.1 of our MTEX Technology analysis published on June 10, 2025. Underlying data so urc ed from AstroNova’s Form 10 - K and Form 10 - Q for relevant years. Comments from Mr. Woods are from May 2023 Sidoti Virtual Conference transcript and quarterly earnings call transcripts. “Ink Quality Issues: FY22 – FY24” We discuss this topic in various analyses, including Section 1.1 of our Primary Research Analysis published on June 3, 2025, and Section 3.2 of our MTEX Technology analysis published on June 10, 2025. “FY25: Four Consecutive Quarters of Delays” Discussed in more details in our Comment on Q4 and FY2025 Results published April 16, 2025. Underlying comments reference the re levant earnings reports (Form 8 - K) and earnings conference call transcripts. “FY14 – FY25: M&A Earnings Walk” We provide more detail in Section 2.3 of our Plan, published May 22, 2025. This includes a breakdown of capital deployed on ind ividual acquisitions. The chart is new but based on the same analysis presented in that section. “Lack of Accountability or Self - Reflection” For more details, please refer to Section 4.2 of our MTEX Technology analysis published on June 10, 2025. Underlying data so urc ed from AstroNova’s earnings releases and earnings presentations for the relevant quarters.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 87 “Declining Organic Revenues” For more details, please refer to Section 2.1 of our Primary Research analysis published June 3, 2025. Underlying data sourc ed from AstroNova’s Form 10 - K for the relevant years. Industry growth estimates sourced from interviews with industry veterans discussed in the Primary Resear ch analysis. “Trade Show Reliance and Lead Generation Failures” and “CEO Ignores Pleas” This topic is discussed in much more extensive detail in Section 2.2 of our Primary Research analysis published June 3, 2025, as well as in a quote at the end of the analysis. “Three Key Revenue Generation Problems” and “Quality & Customer Service Deficiencies” Much more extensive analysis of these issues is presented in Section 2 of our Primary Research analysis published June 3, 202 5. “Labels as Low - Cost, High Cost - of - Failure Products” For more details, please refer to Section 2.4 of our Primary Research analysis published June 3, 2025. “Strategic Importance of Printheads” and “Industrial Printing – Printhead Providers” Much more extensive analysis of these issues is presented in Section 1.1 of our Primary Research analysis published June 3, 2 025 , as well as other sections. “ AstroNova : History with Memjet” and “Missed Opportunity: Epson’s Unlocked Printhead Technology” Much more extensive analysis of these issues is presented in Section 1.1 of our Primary Research analysis published June 3, 2 025 , as well as other sections. “ AstroNova Relied on Memjet” and “Industry Trend: Democratization of Printhead Technology” Much more extensive analysis of these issues is presented in Section 1.1 of our Primary Research analysis published June 3, 2 025 , as well as other sections.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 88 “ AstroNova Acquires MTEX” Extensive discussion of MTEX and related issues is provided in Section 1.2 of our Primary Research analysis published June 3, 20 25, as well as our MTEX Technology analysis published June 10, 2025. “MTEX Technology” The UPG topic is extensively discussed in our MTEX Technology analysis published June 10, 2025. “ AstroNova Loses Almost 50% Of Value” Charts sourced from YCharts. “Expectations vs. Reality: MTEX Financials” Extensive discussion of MTEX’s financials is provided in various analyses, most recently our MTEX Technology analysis publish ed June 10, 2025, including Sections 1 and 4.2. “Selected MTEX Due Diligence Failures” Extensive discussion of MTEX and related issues is provided in Section 1.2 of our Primary Research analysis published June 3, 20 25, as well as our MTEX Technology analysis published June 10, 2025. “MTEX – Lack of Cultural Integration Plan” Extensive discussion of MTEX and related issues is provided in Section 1.2 of our Primary Research analysis published June 3, 20 25, as well as our MTEX Technology analysis published June 10, 2025. “Headwinds to MTEX Technology Adoption” This topic is discussed in in Section 1.2 of our Primary Research analysis published June 3, 2025.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 89 “All - In On MTEX” This graphic is sourced directly from AstroNova’s Q4 FY25 earnings presentation; the accompanying quote is sourced from the conference call transcript. “If MTEX Technology Is So Disruptive…” This chart is presented in Section 4.2 of our MTEX Technology analysis published June 10, 2025, although the underlying issue is discussed throughout the analysis. “Risky, Bet - The - Farm Strategy” This topic is discussed extensively in our MTEX Technology analysis published June 10, 2025, particularly Sections 1 and 2. “Frontline Employees Pay, Failed Leaders Stay” AstroNova’s Form 10 - K for FY2025 and Form 10 - Q for Q1 FY26 reference this restructuring. “Selected MTEX Due Diligence Failures” Extensive discussion of MTEX and related issues is provided in Section 1.2 of our Primary Research analysis published June 3, 20 25, as well as our MTEX Technology analysis published June 10, 2025. “Comprehensive Failure of Key Governance Areas” This slide primarily summarizes material discussed previously. Internal controls deficiency disclosed on Page 16 of FY2024 F orm 10 - K Filed April 12, 2024, relating to the Astro Machine subsidiary. The company’s STIP targets are discussed on page 4 of our Comment on Q4 Results pu bli shed on April 16, 2025, although this slide includes the addition of FY25 STIP performance, which was not available at the time of our Comment due to th e company’s proxy statement not yet being available. “Interlocked Board Relationships” Board relationships discussed in Section 2.2 of our Plan, published May 22, 2025.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 90 “Recent Board Appointment Dynamics” and “Expertise Gaps” Discussion of Mr. Nevin’s appointment and the background of Mr. Quain and Ms. Schlaeppi is provided in Section 3.1 of our Primary Research analysis published June 3, 2025. Additional information can be found in the Background section of both our definitive proxy and the company’s. This chart is presented in Section 4.2 of our MTEX Technology analysis published June 10, 2025, although the underlying issue is discussed throughout the analysis. “Several Board Members Approach or Exceed Peer Term Limits” This is one of the few topics not discussed in any previous public analysis. Data and quote sourced from an August 22 post, ‘Bo ard Refreshment and Evaluations,’ on the website of the Harvard Law School Forum on Corporate Governance, by Matteo Tonello, Managing Director of ES G Research at The Conference Board. https://corpgov.law.harvard.edu/2022/08/25/board - refreshment - and - evaluations/ “The Right Slate for the Moment” More detailed background on each nominee is available in our definitive proxy statement filed with the SEC. “Skills Matrix” / “Our Case Meets Every Standard For Board Change” / “From Ego to Evidence” / “Restoring Board Functionality” These slides are visual representations of our assessment of how our nominees’ experiences and skillsets address key governan ce areas; the underlying challenges discussed are a summary of the entire presentation and do not contain any new material not previously discussed in th e presentation. More detailed background on each nominee is available in our definitive proxy statement filed with the SEC. “First 60 Days” / “Next 100 Days” / “Review of Strategic Alternatives” These topics were discussed extensively in our Plan, published May 22, 2025. We subsequently updated our analysis of the Servotronics transaction, based on the subsequent improved offer, in our Primary Research analysis published June 3, 2025.

CONFIDENTIAL | DRAFT © Copyright 2025 Sources (Continued) 91 “Demonstration of Corporate Overhead Burden ” This is one of the few slides presenting new analysis not previously published. Underlying data sourced from the Form 10 - K for each of the three companies over the last three fiscal years. The reference to the perspective of the Markem - Imaje executive is from a private conversation, which we believe is validated by the analysis, which demonstrates that these peers are earning mid to high teens margins even after corporate overhead, suggesting 20%+ margins at the segment level are potentially achievable. “ Servotronics : May 2025 Sale” Chart from YCharts.